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                                                                 EXHIBIT 10.4(c)

                                AMENDMENT NO. 2
                                       TO
                           ATLANTIC RICHFIELD COMPANY
                    EXECUTIVE SUPPLEMENTARY SAVINGS PLAN II


Pursuant to the power of amendment reserved therein, the following amendment is hereby made to the Atlantic Richfield Company Executive Supplementary Savings Plan II (the "Plan") effective as of the dates indicated.


1. Effective July 1, 1994, Subparagraph 3.5(b)(ii) of the Plan is amended to read as follows:

    "(ii) Has an annual Base Pay which is not less than $150,000; or"


2. Effective October 1, 1990, Section 8 of the Plan is amended to read as follows:

    "Section 8.  Time of Payment of Benefit

    8.1 Each benefit to which an Employee is entitled for a Plan Year shall be paid in a single cash payment to the Employee, except as provided in the following paragraph.

    8.2 Prior to the commencement of each Plan Year, prospective participants shall be offered the right to elect irrevocably to defer all or a portion or portions of the payment of their awards for the Plan Year pursuant to the terms and conditions of the Atlantic Richfield Executive Deferral Plan."


3. Effective October 1, 1990, Section 9 of the Plan is deleted and Sections 10, 11, 12, 13 and 14 are designated as Sections 9, 10, 11, 12 and 13, respectively.


4. Effective October 1, 1990, Subsections 12.2, 12.3, and 12.4 are renumbered as Subsections 12.3, 12.4 and 12.5 and a new Subsection 12.2 is added to the Plan to read as follows:

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     "12.2    Grantor Trust.  The Company has established a grantor
     trust to aid in accumulating the amounts necessary to pay any amount awarded to any participant for any Plan Year, or any award deferred pursuant to Section 8 or any interest credited thereon. All awards, and any interest credited thereon, shall be paid from the general funds of the Company to the extent not paid from the grantor trust. Under no circumstances shall a participant or other person have any interest whatsoever in any particular property or assets of the Company as a result of this Plan or any award made thereunder."


     Executed this 27th day of January, 1995.


ATTEST                                 ATLANTIC RICHFIELD COMPANY


     /s/ ARMINEH SIMONIAN                   /s/  JOHN H. KELLY
BY:_________________________           BY:_________________________
                                               JOHN H. KELLY
                                               Vice President
                                               Human Resources

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